                                                                  Exhibit 10.139



                             EMPLOYMENT AGREEMENT


     This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of July 30th, 1999, between and among LOCKWOOD ACQUISITIONS CORP., a Florida corporation (the "Company"), DISPLAY TECHNOLOGIES, INC., a Nevada corporation ("DTEK"), and KURT R. JOHNSON ("Employee").

                                   RECITALS:
                                   ---------

     The Employee presently serves as the Executive Vice President (chief operating officer) of the Company, a wholly-owned subsidiary of DTEK;

     The Company desires that the Employee continue to serve in an employment capacity as the Executive Vice President of the Company, and the Employee desires to continue to serve in such employment capacity, pursuant to a new employment agreement;

     NOW, THEREFORE, the Company and the Employee, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, agree as follows:

1. DEFINITIONS. In addition to other terms defined herein, for purposes of this Agreement, the following terms shall have the meanings specified in this Section unless the context clearly requires otherwise:

     1.01 "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     1.02 "Base Salary" shall mean the total annual cash salary, excluding bonuses and incentive compensation, earned by the Employee in all capacities with the Company.

     1.03 "Cause" shall mean: (a) the repeated failure of the Employee to observe or perform any of the material terms or provisions of this Agreement, which failure continues after written notice to the Employee and remains uncured for a period of 10 days following such written notice, except that there shall be no cure period with respect to any violation of Section 7 or Section 8 hereof; (b) misappropriation of funds, or willful dishonesty towards, fraud upon, or willful misconduct of a material nature to the injury of, the Company or its Affiliates; (c) commission of a felony or other crime involving moral turpitude; or (d) habitual insobriety or abuse of controlled substances.

     1.04 "Notice of Termination" means a written notice which (a) indicates the specific termination provision in this Agreement relied upon, (b) briefly summarizes the facts and circumstances deemed to provide a basis for termination of the Employee's employment under the provision so indicated and (c) specifies the Termination Date. The Termination Date so specified shall be (i) a date not less than 60 days from the delivery of such Notice of Termination to the Employee (in the case of termination by the Company other than for Cause), (ii) a date not more than 30 days after the delivery of such Notice of Termination to the Company (in the case of termination by the Employee) or (iii) the date of receipt of such Notice of Termination by the Employee (in the case of termination by the Company for Cause).

     1.05 "Person" shall mean any individual, firm, corporation, partnership or other entity.

     1.06 "Termination Date" shall mean the date required to be specified in the Notice of Termination, or the last day of the Employment Term (as hereinafter defined) if the employment of the Employee by the Company does not continue thereafter.

     1.07 "Termination of Employment" shall mean the termination of the Employee's actual employment relationship with the Company whether pursuant to
Section 10 hereof or upon expiration of the Employment Term.

2.   EMPLOYMENT TERM.

     2.01 Employment Term.  The employment term under this Agreement shall
          ---------------
commence as of the date hereof (the "Effective Date"), and shall continue until July 30, 2000. Thereafter, such employment term shall be renewed for successive one-year terms unless and until either the Company or the Employee elects not to renew by delivery of written notice to the other not later than 90 days prior to the expiration of the initial one-year term or any annual renewal term (the "Employment Term"). Notwithstanding any provisions to the contrary contained herein, nothing in this Agreement shall be deemed to create any obligation on the part of either party to renew this Agreement at any time.

     2.02 Termination.  The Employment Term may be terminated only in accordance
          -----------
with Section 10 hereof.

3. DUTIES AND RESPONSIBILITIES. Unless modified by mutual written consent, the Employee shall perform such services and discharge such duties and responsibilities of a senior executive nature as may be prescribed from time to time by the Board of Directors of the Company ("Board") or such other persons as may be designated by the Board; provided, however, that the services performed by, and the duties and responsibilities of, the Employee shall be consistent with those usually associated with the position of Executive Vice President as chief operating officer. The Employee shall serve in the capacities, titles and positions with respect to the Company, and perform all duties and accept all responsibilities incidental to any such capacities, titles and positions, as the Board may reasonably direct in conformity with the foregoing sentence.

4. EXTENT OF SERVICE. The Employee shall devote his best efforts to the business of the Company and shall devote his full time, attention and energy to the performance of his services and the discharge of his duties and responsibilities hereunder. During the existence of the employment relationship hereunder, the Employee shall not work, on either a part-time, full-time or independent contracting basis, for any other business or enterprise without the Company's prior written consent.

5.   COMPENSATION.

     5.01 Annual Salary.  For all the services to be performed by the Employee
          -------------
hereunder, the Company shall pay the Employee a Base Salary at the annual rate of $115,000, less withholding required by law. Such Base Salary shall be payable in installments at such times as the Company customarily pays its other senior executives (but in any event not less frequently than monthly).

     5.02 Incentive Compensation.  In addition to his annual Base Salary, the
          ----------------------
Employee shall be designated a "Participant" under, and shall participate in, DTEK's Senior Management Incentive Plan, commencing with the fiscal year ending June 30, 2001. For the 12-month period ending June 30, 2000, the Employee shall be entitled to incentive compensation in an amount equal to 4% of the Company's annual net income in excess of $625,000 for such 12-month period, as determined in accordance with generally accepted accounting principles consistently applied; provided, however, that such incentive compensation for such 12-month period shall not exceed 50% of Employee's Base Salary. In the event the Employee is employed hereunder for any partial fiscal year, any incentive compensation payable under this Section 5.02 shall be prorated accordingly.

6.   BUSINESS EXPENSES; OTHER BENEFITS.

     6.01 Company Auto.  At Employee's option, the Company will supply Employee
          ------------
with a leased Lincoln Town Car or equivalent vehicle, or a $500 per month auto expense allowance.

     6.02 Business Expenses.  The Company will reimburse the Employee for
          -----------------
Company auto operating expenses and for all other ordinary, necessary and reasonable out-of-pocket business expenses incurred by Employee in connection with his performance of services hereunder in accordance with the Company's expense approval procedures in effect from time to time.

     6.03 Other Benefits.  The Company will provide the Employee with such
          --------------
individual and dependant group medical insurance coverage, if any, and other employment benefits as are or may in the future be provided by DTEK to its officer employees in accordance with DTEK's policies.


7. CONFIDENTIAL INFORMATION. The Employee acknowledges that, by reason of his employment by and service to the Company, he will have access to confidential information of the Company and its Affiliates, including, without limitation, information and knowledge pertaining to products, developments, improvements, methods of operation, sales and profit figures, customer and client lists and relationships between the Company and its Affiliates and their agents, customers, clients, suppliers and others who have business dealings with them (collectively, "Confidential Information"). The Employee acknowledges that such Confidential Information is a valuable and unique asset of the Company and its Affiliates and, in consideration of the benefits specified in this Agreement, covenants that, both during and after the termination of the employment relationship between the parties hereto, he will not use any Confidential Information or disclose any Confidential Information to any Person (except as his duties as an employee of the Company or any Affiliate may require) without the prior written authorization of the Board. The obligation of confidentiality imposed by this Section shall not apply to information which becomes generally known in the industry through no act of the Employee in breach of this Agreement or to information which the Employee is legally compelled to disclose pursuant to subpoena, civil investigative demand or similar process (in such event, the Employee promptly shall provide the Company with written notice thereof in order to allow the Company to seek a protective order or other appropriate remedy).

8. NON-COMPETITION. The Employee acknowledges that he will acquire specialized knowledge and experience in the business of the Company and its Affiliates and that if his knowledge, experience, reputation or contacts are used by or on behalf of the Employee to compete with the Company or its Affiliates or to solicit employees or agents away from the Company or its Affiliates, serious harm to the Company and its Affiliates may result. In consideration of the benefits specified in this Agreement, the Employee agrees that during the Employee's employment by the Company and for a period of one (1) year thereafter, subject to the performance by the Company of its obligations under Section 10 hereof upon a Termination of Employment (whether prior to, or as the result of, expiration of the Employment Term), the Employee shall not, unless acting pursuant hereto or with the prior written consent of the Board, directly or indirectly, render any services of a business, commercial, or professional nature to any Person, whether for compensation or otherwise, within the United States or elsewhere in competition with the Company or its Affiliates or which is in conflict with the Company's or its Affiliates' interests, or solicit for employment or in any other fashion hire any of the employees or agents of the Company or its Affiliates or, with respect to the two (2) year period referred to above, any person who was an employee or agent of the Company or its Affiliates at any time within six months prior to the termination of employment hereunder; provided, however, that this provision shall terminate in the event the employment of the Employee is terminated by the Company in violation of Section 10 hereof. For the purpose of this Section 8, the phrases "in competition with" and "in conflict with" shall not be deemed to apply to any Person whose activities do not involve similar lines of business now or hereafter undertaken by the Company or any Affiliate. In the event that the provisions of this Section should ever be adjudicated to exceed the time, geographic, service or product limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, service or product limitations permitted by applicable law.

9. EQUITABLE RELIEF. Notwithstanding the provisions of Section 14 hereof: the Employee acknowledges that the restrictions contained in Sections 7 and 8 hereof are, in view of the nature of the business of the Company and its Affiliates, reasonable and necessary to protect the legitimate interests of the Company, and that any violation of any provisions of those Sections will result in irreparable injury to the Company; the Employee also acknowledges that the Company shall be entitled to temporary and permanent injunctive relief, without the necessity of proving actual damages, and to an equitable accounting of all earnings, profits and other benefits arising from any such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled; in the event of any such violation, the Company shall be entitled to commence an action for temporary and permanent injunctive relief and other equitable relief in any court of competent jurisdiction and Employee further irrevocably submits to the jurisdiction of any Florida court or Federal court sitting in the Middle District of Florida over any suit, action or proceeding arising out of or relating to this Section 9. The Employee hereby waives, to the fullest extent permitted by law, any objection that he may now or hereafter have to such jurisdiction or to the venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding has been brought in any inconvenient forum; and effective service of process may be made upon the Employee by mail under the notice provisions contained in Section 13 hereof.

10.  TERMINATION.

     10.01 Termination Without Cause.  The Company shall have the right to
           -------------------------
terminate the employment of the Employee prior to expiration of the Employment Term only as follows:

           (a) As the result of partial or total disability as provided in
Section 10.02 hereof;

           (b) Upon death of the Employee as provided in Section 10.03 hereof;

           (c) For Cause as provided in Section 10.04 hereof;

           (d) Upon breach by the Employee of his obligations under Section 7 or
Section 8 hereof; or

           (e) For any other, or for no, reason, provided that on or as soon as practicable following the Termination Date, the Company pays to the Employee as severance, less withholding required by law, in a single lump sum or, at the Company's option, in equal installments corresponding to what would have been the Employee's regular pay dates and amounts, an amount equal to the greater of
                                                                     ----------
(i) 66-2/3% of the Employee's Base Salary or (ii) the Base Salary that would have otherwise have been payable to the Employee for the remainder of the Employment Term. Any severance payment pursuant to this subpart (e) shall be in addition to, and not in lieu of, any unpaid salary, incentive compensation, stock options and other benefits earned or accrued prior to the Termination Date.

The Employee acknowledges and agrees that the Company shall have no obligation to pay any severance or other compensation to the Employee upon termination by the Company for Cause or in the event the Employee elects to terminate such employment other than as the result of the failure of the Company to perform its obligations under this Section 10.

     10.02 Partial or Total Disability.  In the event that the Employee is
           ---------------------------
unable to perform his duties and responsibilities hereunder to the full extent required hereunder by reason of illness, injury or incapacity for six consecutive months (herein defined as a "Disability") (during which time, if during the Employment Term, he shall be entitled to receive payments of the difference between the Employee's Base Salary and incentive compensation during such time, or portion thereof, and the payments to which the Employee is entitled pursuant to any applicable disability insurance policy (less withholding required by law), each such payment calculated and payable at the times corresponding to what would have been the Employee's regular pay dates during such time), the Employment Term may be terminated by the Company and the Company shall have no further liability or obligation hereunder to the Employee except for unpaid salary, incentive compensation and benefits accrued through the date of termination. The Employee agrees, in the event of any dispute under this Section 10.02, to submit to a physical examination by a licensed physician selected by the Company, the cost of such examination to be paid by the Company.

     10.03 Death.  In the event that the Employee dies, the Employment Term
           -----
shall terminate and thereafter the Company shall have no liability or obligation to the Employee, his executors, administrators, heirs, assigns or any other person claiming under or through him except for unpaid salary, incentive compensation and benefits accrued to the date of his death. Such payments shall be made to the Employee's surviving spouse, or if none, to the Employee's surviving children, and the surviving issue of deceased children, in equal shares per stirpes, or if none, to the Employee's estate.

     10.04 Cause.  Nothing in this Employment Agreement shall be construed to
           -----
prevent the termination of the Employment Term by the Company at any time for Cause. The termination of the Employee's employment hereunder for Cause shall not be effective until delivery to the Employee of a written decision of the Board (after notice in writing to the Employee (as provided in Section 1.03) of the basis for such termination and an opportunity for the Employee, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Employee committed conduct constituting Cause and specifying the particulars thereof in conformity with the requirements for a Notice of Termination.

     10.05 Effect of Termination.  In the event of a Termination of Employment,
           ---------------------
upon the satisfaction and performance by the Company of its obligations under
Section 10 hereof, the Company and its Affiliates and their respective shareholders, directors, officers, and employees, shall be deemed fully released by the Employee, and that if Employee agrees that such satisfaction and performance by the Company of its obligations under this Section 10 shall constitute a full release and discharge from any and all claims, rights, demands, actions, obligations, and causes of action of any and all kind, nature, and character, known or unknown, which the Employee may now have or may have had against the Company or any predecessor to the termination of employment, including, but not limited to, any claims to any federal or state agencies, or lawsuits in federal or state courts against the Company alleging discrimination (including, but not limited to, claims arising under the Civil Rights Act of 1866, as amended, the Civil Rights Act of 1964, as amended, the California Fair Employment and Housing Act, as amended, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, and the Civil Rights Act of 1991), workers' compensation claims, any claim related to employment contracts, express or implied, or any other claims related to Employee's employment or association with the Company or the circumstances surrounding Employee's employment or association with the Company, or the termination thereof.

     10.06 Return of Company Property.  Promptly following any Termination
           --------------------------
of Employment, the Employee shall turn over and surrender to the Company all property of the Company then in his possession, including without limitation Company automobiles, automobile keys and office keys, credit cards, debit cards, telephone calling cards, and all business and financial records, statements, memoranda, notebooks, correspondence and other documentation, and the Employee shall not retain in his actual or constructive possession copies or reproductions of any of said items of property or information without the prior written approval of the Company, the Employee hereby acknowledging that all of said items are and shall remain the sole and exclusive property of the Company and that following any Termination of Employment the Employee shall not have any ownership interest in or right to use, either for his personal benefit or the benefit of others, any of such items of property or information.

11. SURVIVAL. Notwithstanding the termination of the employment relationship between the parties hereto, the obligations of the Employee under Sections 7, 8, 9, 10.05 and 10.06 hereof shall survive and remain in full force and effect and the Company shall be entitled to equitable relief against the Employee pursuant to the provisions of Section 9 hereof. In addition to and not in limitation of the provisions of the preceding sentence, notwithstanding any such termination of the employment relationship between the parties hereto, obligations of the Company under this Agreement that are intended pursuant to the terms hereof to survive any such termination shall survive and remain in full force and effect and such obligations shall be enforceable by the Employee in accordance with the provisions of this Agreement.

12. NOTICE. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission (provided acknowledgment of receipt thereof is delivered to the sender) or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three days after the date of deposit in the United States mails as follows:

               If to Employee, to:

                    Kurt R. Johnson
                    829 Pickens Industrial Drive, Suite 5
                    Marietta, GA 30062

               If to the Company, to:

                    Lockwood Acquisitions Corp.
                    5029 Edgewater drive
                    Orlando, FL  32810

                    Attention:     J. William Brandner
                                   Chairman
               with a copy to:

                    Marshall S. Harris, General Counsel
                    5029 Edgewater Drive
                    Orlando, FL 32810

               If to DTEK to:

                    Display Technologies, Inc.
                    5029 Edgewater Drive
                    Orlando, FL  32810

                    Attention:     J. William Brandner
                                   President and Chief Executive Officer

               with a copy to:

                    Marshall S. Harris, General Counsel
                    5029 Edgewater Drive
                    Orlando, FL 32810

or to such other names or addresses as the Company, DTEK or the Employee, as the case may be, shall designate by notice to the other parties hereto in the manner specified in this section.

13. REVIEW. The Employee represents and acknowledges that (a) he has been advised by the Company to consult his own legal counsel with respect to this Agreement and (b) he has had full opportunity, prior to execution of this Agreement, to review thoroughly this Agreement with his counsel.

14. GOVERNING LAW; VENUE; ARBITRATION. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Florida, without giving effect to principles of conflicts of laws. Any dispute, controversy or claim arising out of, relating to or in connection with this Agreement including, without limitation, disputes relating to the breach of this Agreement, shall be finally settled by arbitration conducted in accordance with this Section 14. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association (the "AAA") in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the parties. The arbitration shall be conducted at a mutually agreed location. If the parties are unable to agree on the location of the arbitration within ten (10) days after the date of delivery of the Request of arbitration, the arbitration shall be conducted in Orlando, Florida. Each party hereby irrevocably submits to the jurisdiction of the arbitrator in Orlando, Florida, and waives any defense in an arbitration based on any claim that such party is not subject personally to the jurisdiction of such arbitrator, that such arbitration is brought in an inconvenient forum or that such venue is improper. The arbitration shall be conducted by three arbitrators, at least two of whom are attorneys with at least seven years of experience in the fields of securities law and business transactions. The party initiating the arbitration (the "Claimant") shall appoint its arbitrator in its request for arbitration (the "Request"). The other party (the "Respondent") shall appoint its arbitrator within twenty (20) days of receipt of the Request and shall notify the Claimant of such appointment in writing. If the Respondent fails to appoint an arbitrator within such twenty day period, the arbitrator named in the Request shall decide the controversy or claim as a sole arbitrator. Otherwise, the two arbitrators appointed by the parties shall appoint a third arbitrator within ten (10) days after the Respondent has notified Claimant of the appointment of the Respondent's arbitrator. If the two arbitrators appointed by the parties fail or are unable to appoint a third arbitrator, the appointment of the third arbitrator shall be made by the AAA. The third arbitrator shall act as chair of the panel. The arbitration award shall be in writing and shall be final and binding on the parties. The award may include an award of costs, including reasonable attorneys' fees and disbursements; except upon a finding of actual fraud, intentional or knowing misrepresentation, willful and knowing omissions of material fact or willful misconduct, no award shall include punitive damages. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets.

15. CONTENTS OF AGREEMENT; AMENDMENT AND ASSIGNMENT. This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any and all other employment agreements or arrangements between the parties hereto, including without limitation any prior or existing employment or consulting agreements between the Company and the Employee, and the Employee hereby releases and forever discharges the Company, DTEK and all of their respective Affiliates, shareholders, directors, officers, employees and agents from any and all claims for additional fixed or incentive compensation or other benefits, or other claims or causes of action of any nature whatsoever arising out of or in connection with or under any and all such other agreements, express or implied it being the mutual intent of the Company, DTEK and the Employee that any and all such agreements are superseded in their entirety by this Agreement. This Agreement cannot be changed, modified or terminated except upon written amendment duly executed by the parties hereto. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of the Employee hereunder are of a personal nature and shall not be assignable in whole or in part by the Employee. The Employee acknowledges that, from time to time, the Company may establish, maintain and distribute employee manuals or handbooks or personnel policy manuals, and officers or other representatives of the Company may make written or oral statements relating to personnel policies and procedures. Such manuals, handbooks and statements are intended only for general guidance. No policies, procedures or statements of any nature by or on behalf of the Company (whether written or oral, and whether or not contained in any employee manual or handbook or personnel policy manual), and no acts or practices of any nature, shall be construed to modify this Agreement.

16. SEVERABILITY. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision in any other jurisdiction.

17.  ENFORCEMENT; NO MITIGATION; NON-EXCLUSIVITY.

     17.01 Any party to this Agreement that is required to incur any expenses associated with the enforcement of such party's rights under this Agreement, whether by arbitration, litigation, other legal action or otherwise, shall be entitled, upon successfully enforcing any such rights, to recover from the party against whom such rights were successfully enforced all such costs and expenses (including all reasonable attorneys' fees and expenses). For purposes of this
Section 17.01, "successfully enforcing" shall mean the attainment of a final and binding determination pursuant to any arbitration, litigation, or other legal action awarding damages, equitable relief or other relief for the enforcement of the rights of any party hereunder.

     17.02 This Agreement negates and supersedes in their entirety any and all other employment agreements between Employee and the Company; notwithstanding the foregoing, nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in or rights under any benefit, bonus, incentive or other plan or program provided by the Company or any present or future Subsidiary or Affiliate and for which the Employee may qualify.

18. REMEDIES CUMULATIVE; NO WAIVER. Subject to the provisions of Section 14 hereof: no remedy conferred by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity; and no delay or omission in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised from time to time and as often as may be deemed expedient or necessary.

19. HEADINGS. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed or caused to be executed this Agreement as of the date first above written.

                              LOCKWOOD ACQUISITIONS CORP.

                              By:_________________________________________
                                    J. William Brandner, President


                              DISPLAY TECHNOLOGIES, INC.

                              By:_________________________________________
                                    J. William Brandner, President


                              ____________________________________________
                                    KURT R. JOHNSON